UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127

Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On February 15, 2024, the Audit Committee of the Board of Directors of Veru Inc. (the “Company”), based on the recommendation of management, concluded that the Company’s previously issued consolidated financial statements as of and for the year ended September 30, 2023 (the “Prior Financial Statements”) should no longer be relied upon due to errors in overestimating certain research and development expenses associated with the Company’s projects with third-party service providers and the accounting for these expenses. The Company records estimated expenses of research and development activities conducted by third-party service providers based on factors such as estimates of the work completed as provided to the Company by confirmations by such third-party service providers and provisions within agreements with such third-party service providers such as scope of work, payment, timeline and similar provisions. The Company’s estimated research and development expenses recorded were higher than the actual expenses that were incurred. The net result of these research and development estimated expenses being recorded at too high of an amount is that the Company’s cash on hand is expected to last longer than initially stated. The Company is evaluating the impact the error has on previous fiscal periods, which also could include the audited financial statements as of and for the year ended September 30, 2022, as well as the unaudited quarterly financial statements within the years ended September 30, 2023 and 2022.

The Company is evaluating the impact of these matters on previous fiscal years and quarters to determine which financial statements in addition to the Prior Financial Statements will need to be restated, and intends to file with the Securities and Exchange Commission (the “SEC”) one or more amended periodic reports for the financial statements the Company determines to restate as soon as practicable.

The Audit Committee of the Company’s Board of Directors has discussed the matters disclosed in this Current Report on Form 8-K with RSM US LLP, the Company’s independent registered public accounting firm.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future including, without limitation, statements regarding: (i) the timing of the Company’s determination of which financial statements in addition to the Prior Financial Statements will need to be restated and the filing of any amended periodic reports with the SEC, and the risk that the time necessary to make such determination will cause the Company to not be timely in its filings with the SEC which could affect its eligibility to use Form S-3; and (ii) the potential impacts of items discussed in this Current Report on Form 8-K on the Company’s business, results of operations, cash flows, liquidity, cash burn, financial condition and ability to execute its strategic business plan. These statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them, including: the risk that the Company may identify material weaknesses related to the errors described in this Current Report on Form 8-K and related deficiencies in the Company’s disclosure controls and procedures, and that the accuracy and timing of the Company’s financial reporting may be adversely affected; and the risk that investors may lose confidence in the accuracy and completeness of the Company’s financial reports, which could harm the Company’s reputation, cause the market price of the Company’s common stock to decline, subject the Company to sanctions or investigations by the SEC or other regulatory authorities, and adversely impact the Company’s ability to source external financing for the Company’s capital needs on acceptable terms or at all. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023 and other documents filed by the Company from time to time with the SEC. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2023	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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